CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aim Exploration Inc.

We consent to the use of our report dated February 12, 2013 with respect to the financial statements of Aim Exploration Inc. as of and for the years ended August 31, 2012 and 2011 and the period from February 18, 2010 (inception) through August 31, 2012, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A, Amendment No. 4, filed by Aim Exploration Inc. dated April 8, 2013.

/s/ M&K CPAS, PLLC

Houston, Texas

April 8, 2013